UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices and Zip Code)

(234) 285-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Agreement in Principle described under Item 8.01 below, on September 30, 2021, Lordstown Motors Corp. (the “Company” or “Lordstown Motors”) and Foxconn (Far East) Limited, an affiliate of Hon Hai Technology Group (“Foxconn”), entered into a subscription agreement pursuant to which the Company agreed to issue and sell, and Foxconn agreed to purchase, 7,248,163 shares of the Company’s Class A common stock for $6.8983 per share in cash, or approximately $50.0 million in total consideration.  The closing is expected to occur as promptly as possible but no later than 10 business days after the date of the subscription agreement.

In addition, pursuant to the Company’s previously announced equity purchase agreement with YA II PN, LTD., on August 20, 2021, the Company issued and sold 1,975,621 shares of its Class A common stock for $5.0617 per share, or approximately $10.0 million in total consideration, and on September 1, 2021, the Company issued and sold 1,599,617 shares of its Class A common stock for $6.25150 per share, or approximately $10.0 million in total consideration.

The securities referred to in this Current Report on Form 8-K were issued and sold by the Company to a limited number of accredited investors in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2) of the Securities Act of 1933.

Item 8.01	Other Events.

Agreement in Principle

On September 30, 2021, the Company and an affiliate of Foxconn entered into an Agreement in Principle (the “Agreement”) to work jointly on electric vehicle programs in the Company’s facility in Lordstown, Ohio.

Other than with respect to exclusivity and certain customary provisions, the Agreement is non-binding and subject to the negotiation and execution of definitive agreements.

The Agreement provides, among other things, as follows:

•	The Company and Foxconn will use commercially reasonable best efforts to negotiate a definitive agreement pursuant to which Foxconn would purchase the Lordstown facility, excluding the Company’s hub motor assembly line, battery module and packing line assets, certain intellectual property rights and other excluded assets, for $230 million.

•	The parties would also negotiate a contract manufacturing agreement, which would be a condition to closing of the facility purchase, whereby Foxconn would manufacture the Company’s Endurance full-size pickup truck at the Lordstown facility. The Company would also agree to provide Foxconn with certain rights with respect to future vehicle programs.

•	Concurrently with the closing under the definitive agreements, the Company would issue warrants to Foxconn that are exercisable until the third anniversary of the closing for 1.7 million shares of Class A common stock at an exercise price of $10.50 per share.

•	Following the closing under the definitive agreements, the Company would enter into a long-term lease for a portion of the existing facility for its Ohio-based employees, and Foxconn would offer employment to agreed upon Lordstown operational and manufacturing employees.

The parties agreed to a binding 60-day mutual exclusivity period with respect to the transactions contemplated by the Agreement and a fee of $50 million to be paid by any party who materially breaches this provision.

In connection with the Agreement, the Company and an affiliate of Foxconn entered into the subscription agreement described above under Item 3.02. The closing of the subscription is not conditioned on entering into definitive agreements with respect to any of the transactions contemplated by the Agreement and is expected to occur as promptly as possible but no later than 10 business days after the date of the subscription agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1, and which is incorporated herein in its entirety by reference.

Production and Financial Update

The Company continues to move forward with its plan to build a limited number of vehicles for testing, validation, verification and regulatory approvals during the balance of 2021 and the first part of 2022. In light of the Agreement with Foxconn described above, the Company will evaluate the potential impact of the parties’ contract manufacturing relationship on commercial production, supply chain opportunities and the appropriate integration and timing of the parties’ operations teams.

Selling, general and administrative expenses and research and development expenses for 2021 continue to trend higher than previous expectations. Pre-production expenses may be affected by numerous factors, including the results of validation and regulatory testing, supply chain constraints and delays, and the timing of tooling and equipment purchases.

Financing Alternatives

The Company continues to require additional capital and has engaged Jefferies LLC to advise the Company on additional financing alternatives, which may include private or public equity transactions, debt financings, or some combination of these.

Forward-Looking Statements

This report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; our liquidity position; the need to raise substantial additional capital to continue ongoing operations; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; supply chain disruptions; the potential inability to source essential components; our inability to develop a sales distribution network; the ability to protect our intellectual property rights; and the failure to obtain required regulatory approvals.

In addition, other than with respect to exclusivity and certain customary provisions, our Agreement with Foxconn is non-binding and subject to the negotiation and execution of definitive agreements. No assurances can be given that definitive agreements will be entered into on the terms contemplated, or at all. Nor can any assurances be given as to the timing of any such agreements.

Furthermore, potential supply chain disruptions, and their consequences on testing and other activities, could present challenges that impact the timing of our commercial production.

Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Agreement in Principle
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

Date: October 1, 2021	By:	/s/ Thomas V. Canepa
Thomas V. Canepa
General Counsel and Corporate Secretary